1












                            Stock Purchase Agreement

                                     Between

                             WellTech Eastern, Inc.,

                                       and

                              William Gregory Wines









                         Dated as of September 16, 1997





                                       18


                            Stock Purchase Agreement

     This Stock  Purchase  Agreement  (this  AAgreement@)  is entered into as of
September  16,  1997,  by  and  between  WellTech  Eastern,   Inc.,  a  Delaware
corporation (ABuyer@), and William Gregory Wines (the AShareholder@).

     WITNESSETH:

     Whereas, Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware, with its principal executive offices at Two Tower Center, Tenth Floor, East Brunswick, New Jersey 08816; and

     Whereas, Landmark Fishing & Rental, Inc. (the ACompany@) is a corporation duly organized and validly existing under the laws of the State of Oklahoma, with its principal executive offices at 4009 Oklahoma Avenue, Woodward, Oklahoma 73801; and

     Whereas, the Shareholder owns 500 shares (the ACompany Shares@) of common stock, par value $1.00 per share, of the Company (the ACompany Common Stock@), which constitutes all of the issued and outstanding shares of capital stock of the Company; and

     Whereas, the Shareholder desires to sell to Buyer, and Buyer desires to purchase from the Shareholder all of the issued and outstanding capital stock of the Company.

     Now, Therefore, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                Purchase and Sale

     1.1. Purchase and Sale of the Company Shares. Subject to the terms and conditions of this Agreement, on the date hereof, the Shareholder agrees to sell and convey to Buyer, free and clear of all Encumbrances (as defined in Section
2.1.8.1 hereof), and Buyer agrees to purchase and accept from the Shareholder, all of the Company Shares. In consideration of the sale of the Company Shares, Buyer shall pay to the Shareholder $3,836,489.03 in cash by wire transfer of immediately available funds, and the Cash Adjustment Payment (as defined in Section 1.4 hereof), if any, in accordance with Section 1.4 hereof.

     1.2. Payment of Certain Receivables. On the date hereof, the Shareholder shall cause to be paid to the Company (i) $552,889.32, which represents the total amount due and owing to the Company in respect of those receivables represented by the line items on the 6/30 Balance Sheet (as defined in Section
2.1.6. hereof) designated as Accounts Receivable  Stockholder,  Notes Receivable
G. Wines and Notes Receivable Stockholders; (ii) $60,000.00, which represents the total amount of principal due and owing by Stockholder to the Company on a promissory note executed between Shareholder and Company after June 30, 1997;
(iii) $24,855.87, which represents the additional amount of principal that Stockholder has borrowed from Company against the account designated as Notes Receivable Stockholder on the 6/30 balance sheet between June 30, 1997, and the date hereof; and (iv) $33,599.71, which represents the total accrued, but unpaid, interest due from Stockholder to Company upon the above-referenced obligations.

     1.3. Delivery of the Company Certificates. The Shareholder shall deliver to Buyer on the date hereof duly and validly issued certificate(s) representing all of the Company Shares, each such certificate having been duly endorsed in blank and in good form for transfer or accompanied by stock powers duly executed in blank, sufficient and in good form to properly transfer such shares to Buyer.

     1.4 Adjustment of Purchase Price. Seller shall cause to be prepared and delivered to the Buyer a balance sheet of the Company as of the date hereof (the AFinal Balance Sheet@) within 60 days after the date hereof. Buyer and the Shareholder shall jointly review the Final Balance Sheet, endeavor in good faith to resolve all disagreements regarding the entries thereon and reach a final determination thereof within 90 days from the date hereof. Within 10 days of reaching such final determination, the following adjusting payments shall be made:

     (1) If the sum of (A) the Final Net Current Value of the Company (defined below) plus (B) $22,623.16, which represents the amount of funds expended by the Company since June 30, 1997 for the purchase of capital equipment that the parties hereto have agreed expands the capability of the Company=s business (the ACapital Expenditure Amount@), exceeds the 6/30 Net Current Value of the Company (defined below), Buyer shall pay to the Shareholder the amount of such excess (the ACash Adjustment Payment@).

     (2) If the sum of (A) the Final Net Current Value of the Company plus (B) the Capital Expenditure Amount is less than the 6/30 Net Current Value of the Company, the Shareholder shall pay to Buyer the amount of such difference.

     The term AFinal Net Current Value of the Company@ means the dollar value of the amount by which (i) the ATotal Current Assets@ plus the ATotal Other Assets@ as recorded on the Final Balance Sheet exceeds (ii) the ATotal Liabilities@ as recorded on the Final Balance Sheet. The term A6/30 Net Current Value of the Company@ means the dollar value of the amount by which (i) the ATotal Current Assets@ plus the ATotal Other Assets@ as recorded on the 6/30 Balance Sheet exceeds (ii) the ATotal Liabilities@ as recorded on the 6/30 Balance Sheet. The $60,000.00 promissory note from Company to Shareholder shall be included on the Final Balance Sheet as part of ATotal Current Assets@ with the designation ANote Receivable-Greg Wines.@ Additionally, the amount of $24,855.87 should be included as part of "Total Current Assets" with the designation "Note Receivable Stockholder."


                                    ARTICLE 2

                         Representations and Warranties

     2.1. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Buyer as follows:

     2.1.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its financial condition, properties or business.

     2.1.2. Agreement Authorized and its Effect on Other Obligations. The Shareholder is a resident of Texas, above the age of 18 years, and has the legal capacity and requisite power and authority to enter into, and perform his or her obligations under this Agreement. This Agreement is a valid and binding obligation of the Shareholder enforceable against the Shareholder (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by the Shareholder will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws of the Company or
(ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which the Company or the Shareholder is a party or by which the Company or the Shareholder or their respective properties are bound.

     2.1.3. Capitalization. The authorized capitalization of the Company consists of 10,000 shares of Company Common Stock, of which, as of the date hereof, 500 shares were issued and outstanding and held beneficially and of record by the Shareholder. In addition to the 10,000 shares of Common Stock, Landmark=s authorized capitalization includes 10,000 shares of preferred-voting stock, $1.00 par value. These shares have never been issued. On the date hereof, the Company does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of Company Common
Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. Except as above indicated, none of the outstanding shares of Company Common Stock is subject to any voting trusts, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto.

     2.1.4. Ownership of the Company Shares. The Shareholder holds good and valid title to all of the Company Shares, free and clear of all Encumbrances. The Shareholder possesses full authority and legal right to sell, transfer and assign to Buyer the Company Shares, free and clear of all Encumbrances. Upon transfer to Buyer by the Shareholder of the Company Shares, Buyer will own the Company Shares free and clear of all Encumbrances. There are no claims pending or, to the knowledge of the Shareholder, threatened, against the Company or the Shareholder that concern or affect title to the Company Shares, or that seek to compel the issuance of capital stock or other securities of either the Company.

     2.1.5. No Subsidiaries. Except as specified in Schedule 2.1.5 hereto, there is no corporation, partnership, joint venture, business trust or other legal entity in which the Company, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of at least a majority of the outstanding voting securities.

     2.1.6. Financial Statements. The Company has delivered to Buyer copies of the Company=s unaudited balance sheet (the A6/30 Balance Sheet@) and related statement of income, copies of which are attached hereto as Schedule 2.1.6 (collectively, the A6/30 Financial Statements@), as at and for the 12 months ended June 30, 1997 (the ABalance Sheet Date@). The 6/30 Financial Statements are complete in all respects. The 6/30 Financial Statements present fairly the financial condition of the Company as at the dates and for the periods indicated. The 6/30 Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The accounts receivable reflected in the 6/30 Balance Sheet, or which have been thereafter acquired by the Company, have been collected or are collectible at the aggregate recorded amounts thereof less applicable reserves, which reserves are adequate. The inventories of the Company reflected in the 6/30 Balance Sheet, or which have thereafter been acquired by it, consist of items of a quality usable and salable in the normal course of the Company=s business.

     2.1.7. Liabilities. Except as disclosed on Schedule 2.1.7 hereto, the Company does not have any liabilities or obligations, either accrued, absolute or contingent, nor does the Shareholder have any knowledge of any potential liabilities or obligations, other than those (i) reflected or reserved against in the 6/30 Balance Sheet or (ii) incurred in the ordinary course of business since the Balance Sheet Date that would not adversely affect the value and conduct of the business of the Company

     2.1.8. Additional Company Information. Attached as Schedule 2.1.8 hereto are true, complete and correct lists of the following items:

     2.1.8.1. Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by the Company, with a description of the nature and amount of any Encumbrances (defined below) thereon. The term AEncumbrances@ means all liens, security interests, pledges, mortgages, deed of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature;

     2.1.8.2. Machinery, Equipment and Inventory. All equipment, machinery, transportation equipment, tools, equipment, furnishings, and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, by the Company with a description of the nature and amount of any Encumbrances thereon and all inventory items or groups of inventory items owned by the Company, excluding raw materials and work in process, which raw materials and work in process are valued on the 6/30 Balance Sheet, together with the amount of any Encumbrances thereon;

     2.1.8.3. Account and Note Receivables. All accounts and notes receivable of the Company, together with (i) aging schedules by invoice date and due date,
(ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which the Company holds a security interest to secure payment of the underlying indebtedness, and (iv) a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

     2.1.8.4. Payables. All accounts payable of the Company, together with an appropriate aging schedule.

     2.1.8.5. Insurance. All insurance policies or bonds currently maintained by the Company, including title insurance policies, with respect to the Company, including those covering the Company=s properties, rigs, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

     2.1.8.6. Contracts. All contracts, including leases under which the Company is lessor or lessee, which are to be performed in whole or in part after the date hereof;

     2.1.8.7. Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other employee benefit or fringe benefit plans, arrangements or trust agreements of the Company or any employee benefit plan maintained by the Company (collectively, AEmployee Plans@), together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency and all Internal Revenue Service determination letters and other correspondence from governmental entities that have been received with respect to such plans, arrangements or agreements;

     2.1.8.8. Certain Salaries. The names and salary rates of all present employees of the Company, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

     2.1.8.9. Bank Accounts. The name of each bank in which the Company has an account and the names of all persons authorized to draw thereon;

     2.1.8.10. Employee Agreements. Any collective bargaining agreements of the Company with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting and severance agreements of the Company;

     2.1.8.11. Intellectual Property. All patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the AIntellectual Property@) used by the Company;

     2.1.8.12. Trade Names. All trade names, assumed names and fictitious names used or held by the Company, whether and where such names are registered and where used;

     2.1.8.13. Licenses and Permits. All permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character (collectively, the APermits@) of the Company under which it conducts its business.

     2.1.8.14. Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of the Company relating thereto or with respect to collateral securing the same;

     2.1.8.15. Guaranties. All indebtedness, liabilities and commitments of others and as to which the Company is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor and all letters of credit, whether stand-by or documentary, issued by any third party;

     2.1.8.16. Reserves and Accruals. All accounting reserves and accruals except those maintained in the 6/30 Balance Sheet;

     2.1.8.17. Leases. All leases to which the Company is a party; and

     2.1.8.18. Environment. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by the Company and all environmental audits, assessments, investigations and reviews conducted by the Company within the last five years or otherwise in the Company=s possession on any property owned, leased or used by the Company.

     2.1.9. No Defaults. The Company is not in default in any obligation or covenant on its part to be performed under any obligation, lease, contract, order, plan or other arrangement.

     2.1.10. Absence of Certain Changes and Events. Other than as a result of the transactions contemplated by this Agreement, since the Balance Sheet Date, there has not been:

     2.1.10.1. Financial Change. Any adverse change in the financial condition, backlog, operations, assets, liabilities or business of the Company;

     2.1.10.2. Property Damage. Any damage, destruction, or loss to the business or properties of the Company (whether or not covered by insurance);

     2.1.10.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Company Common Stock, or any direct or indirect redemption, purchase or any other acquisition by the Company of any such stock;

     2.1.10.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of the Company=s authorized or outstanding capital stock as described in Section 2.1.3 hereof;

     2.1.10.5. Labor Disputes. Any labor or employment dispute of whatever nature; or

     2.1.10.6. Other Adverse Changes. Any other event or condition known to the Shareholder particularly pertaining to and adversely affecting the operations, assets or business of the Company.

     2.1.11. Taxes. All federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs, duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by the Company for each period for which any such returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all such returns are true and correct; the Company has only done business in Oklahoma, Texas and Kansas; all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by the Company; and the tax provision reflected in the 6/30 Balance Sheet is adequate, in accordance with generally accepted accounting principles, to cover liabilities of the Company at the date thereof for all taxes, including any assessed interest, assessed penalties and additions to taxes of any character whatsoever applicable to the Company or its assets or business. No waiver of any statute of limitations executed by the Company with respect to any income or other tax is in effect for any period. Except as disclosed on Schedule 2.1.11. hereto, the income tax returns of the Company have never been examined by the Internal Revenue Service or the taxing authorities of any other jurisdiction. There are no tax liens on any assets of The Company except for taxes not yet currently due. The Company is not subject to any tax-sharing or allocation agreement. The Company is not, nor has it ever attempted to become a Subchapter S-Corporation under the Internal Revenue Code of 1986, as amended. The Company is not and never has been, a member of a consolidated group subject to Treasury Regulation 1.1502-6 or any similar provision.

     2.1.12. Intellectual Property. The Company owns or possesses licenses to use all Intellectual Property that is either material to the business of the Company or that is necessary for the rendering of any services rendered by the Company and the use or sale of any equipment or products used or sold by the Company, including all such Intellectual Property listed in Schedule 2.1.8 hereto (the ARequired Intellectual Property@). The Required Intellectual Property is owned or licensed by the Company free and clear of any Encumbrance. The Company has not granted to any other person any license to use any Required Intellectual Property. The Company has not received any notice of infringement, misappropriation, or conflict with, the Intellectual Property rights of others in connection with the use by the Company of the Required Intellectual Property or otherwise in connection with the Company=s operation of its business.

     2.1.13.  Title to and Condition of Assets.  Except as disclosed on Schedule
2.1.13 hereto, the Company has good, indefeasible and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the 6/30 Balance Sheet or in Schedule 2.1.8 hereto, free and clear of any Encumbrance of any nature whatsoever, except (i) Encumbrances reflected in the 6/30 Balance Sheet or in Schedule 2.1.8 hereto, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which the Company leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company and in respect to which the Company has not taken adequate steps to prevent a default from occurring. The buildings and premises of the Company that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All rigs, rig equipment, machinery, transportation equipment, tools and other major items of equipment of the Company are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. To the best of the Shareholder=s knowledge, all such assets conform to all applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any such assets has been received by the Company or the Shareholder, except such as have been fully complied with.

     2.1.14. Contracts. All contracts, leases, plans or other arrangements to which the Company is a party, by which it is bound or to which it or its assets are subject are in full force and effect, and constitute valid and binding obligations of the Company. The Company is not, and to the knowledge of any of the Shareholder, no other party to any such contract, lease, plan or other arrangement is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No contract has been entered into on terms which could reasonably be expected to have an adverse effect on the Company. The Shareholder has not received any information which would cause the Shareholder to conclude that any customer of the Company will (or is likely to) cease doing business with the Company (or its successors) as a result of the consummation of the transactions contemplated hereby.

     2.1.15. Licenses and Permits. The Company possesses all Permits necessary under law or otherwise for the Company to conduct its business as now being conducted and to construct, own, operate, maintain and use its assets in the manner in which they are now being constructed, operated, maintained and used, including all such Permits listed in Schedule 2.1.8 hereto (collectively, the ARequired Permits@). Each of the Required Permits and the Company=s rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by the Company subject to administrative powers of regulatory agencies having jurisdiction. The Company is in compliance in all respects with the terms of each of the Required Permits. None of the Required Permits have been, or to the knowledge of the Shareholder, is threatened to be, revoked, canceled, suspended or modified.

     2.1.16. Litigation. Except as set forth in Schedule 2.1.16 hereto, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which the Company is a party or, to the knowledge of the Shareholder, might become a party or which particularly affects the Company or its assets, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of the Company, pending or, to the knowledge of the Shareholder, threatened.

     2.1.17. Environmental Compliance.

     2.1.17.1. Environmental Conditions. Except as noted in Phase I Environmental Site Assessment prepared contemporaneously with closing by Advantage Environmental Service, Inc., there are no environmental conditions or circumstances, including, without limitation, the presence or release of any Substance of Environmental Concern, on any property presently or previously owned, leased or operated by the Company, or on any property to which any Substance of Environmental Concern or waste generated by the Company=s operations or use of its assets were disposed of, which would have a material adverse effect on the business or business prospects of the Company. The term ASubstance of Environmental Concern@ means (a) any gasoline, petroleum (including crude oil or any fraction thereof), petroleum product, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutant, contaminant, radiation and any other substance of any kind, whether or not any such substance is defined as toxic or hazardous under any Environmental Law (as defined in Section 2.1.17.3 hereof), that is regulated pursuant to or could give rise to liability under any Environmental Law;

     2.1.17.2. Permits, etc. The Company has, and within the period of all applicable statute of limitations has had, in full force and effect all environmental Permits required to conduct its operations, and is, within the period of all applicable statutes of limitations has been, operating in compliance thereunder;

     2.1.17.3. Compliance. The Company=s operations and use of its assets are, and within the period of all applicable statutes of limitations, have been in compliance with applicable Environmental Law. AEnvironmental Law@ as used herein means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of the United States, or any State, local, municipal or other governmental authority or quasi-governmental authority, regulating, relating to, or imposing liability or standards of conduct concerning protection of the environmental or of human health, or employee health and safety as from time to time has been or is now in effect.

     2.1.17.4. Environmental Claims. No notice has been received by the Company or the Shareholder from any entity, governmental agency or individual regarding any existing, pending or threatened investigation, inquiry, enforcement action. litigation, or liability, including, without limitation any claim for remedial obligations, response costs or contribution, relating to any Environmental Law;

     2.1.17.5. Enforcement. The Company, and to the knowledge of the Shareholder, no predecessor of the Company or other party acting on behalf of the Company, has entered into or agreed to any consent, decree, order, settlement or other agreement, nor is subject to any judgment, decree, order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law;

     2.1.17.6. Liabilities. The Company has not assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law;

     2.1.17.7. Renewals. The Shareholder does not know of any reason the Company (or its successors) would not be able to renew without material expense any of the permits, licenses, or other authorizations required pursuant to any of the Environmental Law to conduct and use any of the Company=s current or planned operations; and

     2.1.17.8. Asbestos and PCBs. No material amounts of friable asbestos currently exist on any property owned or operated by the Company, nor do polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by the Company in its operations or on its properties.

     2.1.18. Compliance with Other Laws. The Company is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. ''651 et seq.) as amended, or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.

     2.1.19. Employee Plans and Labor Issues. Except as identified in Schedule 2.1.8., the Company does not currently sponsor, maintain or contribute to, and has not at any time sponsored, maintained or contributed to any Employee Plan (as defined in Section 2.1.8.7. hereof) or any other employee benefit plan which is or was subject to any of the provisions of the Employee Retirement Income Security Act 1974, as amended ("ERISA"), in which any of its employees are or were participants (whether or not on an active or frozen basis). Each Employee Plan set forth in Schedule 2.1.8. hereto complies currently, and has complied in the past, in form and operation, with the applicable provisions of ERISA, the Code and other applicable laws including, without limitation, all qualification and reporting and disclosure requirements. Also, with respect to each Employee Plan the company has not engaged in any prohibited transaction or any violation of its fiduciary duties to such plan. All contributions required to be made to each Employee Plan under the terms of such Employee Plan, ERISA or other applicable law have been timely made and there are no delinquent contributions as of the Closing Date. None of the Employee Plans (i) is a Amultiemployer plan@ (as defined in Section 3(37) of ERISA), (ii) is a defined benefit pension plan subject to Title IV of ERISA, (iii) is a Avoluntary employees= beneficiary association@ within the meaning of the Code Section 501(c)(9), (iv) provides for medical or other insurance benefits to current or future retired employees or former employees of the Company (other than as required for group health plan continuation coverage under Code Section 4980B (ACOBRA@) or applicable state law), or (v) obligates the Company to pay benefits solely as a result of a change in control of the Company. During the six years preceding the Closing Date, (i) no under-funded pension plan subject to Section 412 of the Code has been transferred out of the Company and (ii) the Company has not participated in or contributed to, or had an obligation to contribute to, any multiemployer plan (as defined in ERISA Section 3(37)) and has no withdrawal liability with respect to any multiemployer plan. There are no claims or lawsuits which have been asserted, instituted or threatened against any Employee Plan by any fiduciary or participant of such plan, except routine claims for benefits thereunder. The Company has no collective bargaining agreements with any labor union or other representative of employees. The Company has not engaged in any unfair labor practices. The Company has no pending or threatened dispute with any of its existing or former employees.

     2.1.20. Investigations; Litigation. No investigation or review by any governmental entity with respect to the Company or any of the transactions contemplated by this Agreement is pending or, to the knowledge of the Shareholder, threatened, nor has any governmental entity indicated to the Company an intention to conduct the same, and there is no action, suit or proceeding pending or, to the knowledge of the Shareholder, threatened against or affecting the Company at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or business of the Company.

     2.1.21. Absence of Certain Business Practices. Neither the Company nor any officer, employee or agent of the Company, nor any other person acting on its behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of the Company (or to assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in the 6/30 Financial Statements, or (iii) if not continued in the future, might materially adversely effect the assets, business operations or prospects of the Company or which might subject the Company to suit or penalty in a private or governmental litigation or proceeding.

     2.1.22. No Untrue Statements. The Company and the Shareholder have made available to Buyer true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to the Company=s assets and business, and such information covers all commitments and liabilities of the Company relating to its business or the assets. This Agreement and the agreements and instruments to be entered into in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect.

     2.1.23. Consents and Approvals. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by the Shareholder in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     2.1.24. Finder=s Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Shareholder and his counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder=s fee or any similar payments.

     2.2. Representations and Warranties of Buyer. Buyer represents and warrants to the Shareholder as follows

     2.2.1. Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its financial condition, properties or business.

     2.2.2. Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and this Agreement is a valid and binding obligation of Buyer enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by Buyer will not conflict with or result in a violation or breach of any term or provision of, or constitute a default under (a) the Certificate of Incorporation or Bylaws of Buyer or (b) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Buyer or any of its property is bound.

     2.2.3. Consents and Approvals. No consent, approval or authorization of, or filing of a registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Buyer in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     2.2.4. Finder=s Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and its counsel directly with the Company and the Shareholder and his counsel, without the intervention by any other person as the result of any act of Buyer in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder=s fee or any similar payments.

     2.2.5. Buyer=s Assumption of Company Liabilities. Buyer hereby agrees and promises to assume any and all obligations and liabilities that are reflected on Schedules 2.1.8.4. and 2.1.8.14., said obligations and liabilities being reflected on the 6/30 balance sheet. Buyer agrees, under the terms and procedures provided for under Article 4 of the Agreement to indemnify and hold harmless the Shareholder against and with respect to any and all guaranties, obligations, liabilities, sums due or damages (as defined in Section 4.1. hereof) that may arise from or out of the liabilities reflected on Schedules
2.1.8.4. and 2.1.8.14. Buyer further agrees to provide Shareholder with a release from the creditors, or their respective assigns, identified on Schedule
2.1.8.14. within 30 days hereof.

                                    ARTICLE 3

                              Additional Agreements

     3.1. Noncompetition Agreement. The Shareholder hereby agrees to certain restrictions with respect to his conduct of business after the date hereof pursuant to the terms and provisions of that certain Noncompetition Agreement of even date herewith by and between the Company and the Shareholder executed and delivered in connection herewith.

     3.2. Facility Lease. After the date hereof, the Shareholder hereby agrees to lease to the Company its current Facility in Woodward, Oklahoma pursuant to the terms and provisions of that certain Lease Agreement of even date herewith by and between the Company and the Shareholder executed and delivered in connection herewith.

     3.3. Employment Agreement. After the date hereof , the Shareholder shall be employed by the Company pursuant to the terms and provisions of that certain Employment Agreement of even date herewith by and between the Company and the Shareholder executed and delivered in connection herewith.

     3.4. Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby.


                                    ARTICLE 4

                                 Indemnification

     4.1. Indemnification by the Shareholder. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, the Shareholder shall indemnify, defend and hold harmless the Company, Buyer and their affiliates and their respective officers, directors, employees, agents and stockholders (collectively, the ABuyer Indemnified Parties@), against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable fees and expenses of attorneys, consultants and experts (collectively, the ADamages@) that the Buyer Indemnified Parties shall incur or suffer, which arise, result from or relate to any breach by the Shareholder of (or the failure of the Shareholder to perform) his representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by the Shareholder under this Agreement.

     4.2. Indemnification by Buyer. In addition to any other remedies available to the Shareholder under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless the Shareholder against and with respect to any and all Damages that Shareholder shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to the Shareholder by or on behalf of Buyer under this Agreement.

     4.3. Indemnification Procedure. In the event that any party hereto discovers or otherwise becomes aware of an indemnification claim arising under
Section 4.1 or 4.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to Section 4.1 or 4.2 hereof, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Subject to the following, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. The indemnified party is obligated to specify the basis of any determination that counsel selected by the indemnifying party is unsatisfactory before the indemnifying party shall be liable for attorney fees of counsel selected by the indemnified party. The basis must be reasonable and well grounded before the indemnifying party shall be liable for the expenses of counsel selected by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed, unless the indemnifying party has refused to provide a defense against such claim or action. Likewise, no indemnified party shall consent to entry of judgment or enter into any settlement of such claim where the indemnifying party has refused to provide a defense against such claim or action until the indemnified party has given the indemnifying party notice of the terms of the judgment or settlement and an opportunity to continue with a defense if the judgment or settlement is unsatisfactory.


                                    ARTICLE 5

                                  Miscellaneous

     5.1. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements made by the parties hereto shall survive indefinitely without limitation, notwithstanding any investigation made by or on behalf of any of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive indefinitely despite any investigation made by any party hereto or on its behalf.

     5.2. Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

     5.3. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     5.4. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested:

                                                 If to Buyer

Addressed to:                                   With a copy to:
WellTech Eastern, Inc.                          Porter & Hedges, L.L.P.
Two Tower Center, Tenth Floor                   700 Louisiana, 35th Floor
East Brunswick, New Jersey 08816                Houston, Texas 77210-4744
Attn: General Counsel                           Attn: Samuel N. Allen
Facsimile:  (908) 247-5148                      Facsimile:  (713) 228-1331

                                                If to the Shareholder


     Addressed to:                               With a copy to:
    William Gregory Wines                        Cody B. Hodgden, Esq.
     72 Possum Point                             Hodgden & Hallren
     Possum Kingdom Lake                         P. O. Box 529
     Grayford, Texas 76449                       Woodward, Oklahoma 73802


     Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

     5.5. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

     5.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

     5.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     5.8. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Oklahoma.

     IN WITNESS WHEREOF, the Shareholder has executed this Agreement and Buyer has caused this Agreement to be signed in its corporate names by its duly authorized representative, all as of the day and year first above written.


                                             WELLTECH EASTERN, INC.


                                              By:
_________________________________________

                                              Name:
______________________________________
                                                     Title:
_______________________________________



                                                     SHAREHOLDER


                                     _________________________________________
                                                     William Gregory Wines